SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 20, 2008

MRU Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on October 17, 2008, MRU Holdings, Inc. (the “Company”) entered into a Second Amendment agreement (the “Second Amendment”) with respect to its 12% senior secured notes (the “Senior Secured Notes”). The Second Amendment was made by and among the Company; Embark Corp. (“Embark”), Embark Online, Inc. (“Embark Online”), Goto College Holdings Inc. (“Goto College”), iempower, inc. (“iempower”), MRU Originations, Inc. (“MRU Originations”), and MRU Universal Guaranty Agency, Inc. (“MRU Universal”; Embark, Embark Online, Goto College, iempower, MRU Originations and MRU Universal, collectively, the “Subsidiaries”), each of which is a subsidiary of the Company; Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (including as successor to The Longview Fund, L.P., a California limited partnership, under the Purchase Agreement (as defined below), “Buyer”); and Viking Asset Management, LLC (“Viking”), a California limited liability company, in its capacity as collateral agent for the benefit of Buyer (in such capacity, the “Collateral Agent”).

Among other things, the Second Amendment amended and temporarily waived certain provisions of the Securities Purchase Agreement, dated October 19, 2007, between the Company and the Buyer, as amended by that certain Waiver and First Amendment dated as of September 12, 2008, and as subsequently amended (the “Purchase Agreement”). The Second Amendment waived until November 3, 2008 the covenant with respect to the amount of the Company’s indebtedness as it relates to payables. The covenant had been amended to require payables not to exceed $11 million on or prior to November 3, 2008 and $5 million after November 3, 2008. In addition, as previously disclosed, (i) on November 3, 2008, the Company and the Buyer agreed to extend the November 3 deadlines set forth in the Second Amendment until November 10, 2008, subject to all the other terms and conditions set forth in the Second Amendment, (ii) on November 10, 2008, the Company and the Buyer agreed to extend the November 10 deadlines until November 12, 2008, subject to all the other terms and conditions set forth in the Second Amendment, (iii) on November 12, 2008, the Company and the Buyer agreed to extend the November 12 deadlines until November 13, 2008, subject to all the other terms and conditions set forth in the Second Amendment, (iv) on November 13, 2008, the Company and the Buyer agreed to extend the November 13 deadlines until November 14, 2008, subject to all the other terms and conditions set forth in the Second Amendment, (v) on November 15, 2008, the Company and the Buyer agreed to extend the November 14 deadlines until November 17, 2008, subject to all the other terms and conditions set forth in the Second Amendment , (vi) on November 17, 2008, the Company and the Buyer agreed to extend the November 17 deadlines until November 18, 2008, subject to all the other terms and conditions set forth in the Second Amendment, and (vii) on November 18, 2008, the Company and the Buyer agreed to extend the November 18 deadlines until November 19, 2008, subject to all the other terms and conditions set forth in the Second Amendment.

On November 20, 2008, the Company entered into a Third Amendment agreement (the “Third Amendment”) with respect to the Senior Secured Notes. The Third Amendment was made by and among the Company, the Subsidiaries, the Buyer and Viking. Among other things, the Third Amendment amends certain provisions of the Purchase Agreement including the covenant with respect to the amount of the Company’s indebtedness as it relates to payables. The covenant has been amended to require payables not to exceed $12,000,000 on or prior to January 8, 2009 and $5,000,000 after January 8, 2009. In addition, the Third Amendment provides that the January 8, 2009 date on which the payables limit decreases to $5,000,000 will instead be extended to January 31, 2009 if on or prior to January 8, 2009 (and thereafter) certain conditions are satisfied. These conditions are that on or before January 8, 2009 (i) the Company shall have entered into definitive documentation to sell assets or raise debt or equity funds in an amount no less than the greater of $50,000,000 and the amount reasonably necessary for the Company to operate its then existing business on a positive net income basis and to satisfy the Company’s debt and financial obligations including its obligations under the Senior Secured Notes, (ii) the Company shall have placed $11,200,000 in a segregated bank account for the benefit of holders of the Senior Secured Notes as security for the Senior Secured Notes until they are repaid in full, and (iii) the Company and the Subsidiaries have since November 20, 2008 been in compliance with the transaction documents entered into in connection with the Senior Secured Notes and during such time there has been no default under the Senior Secured Notes. Moreover, pursuant to the Third Amendment, the Company and its Subsidiaries have agreed to maintain unrestricted and unencumbered cash on hand in an aggregate amount of not less than $4,350,000, and Embark has agreed to maintain unrestricted and unencumbered cash on hand of not less than $1,500,000.

In connection with the Third Amendment, the subsidiaries described below granted certain security interests for the benefit of the holders of the Senior Secured Notes in support of certain guaranties of the Senior Secured Notes provided by the subsidiaries at the time the Senior Secured Notes were first issued. The security interests were granted pursuant to the Pledge Agreement and the Security Agreement (as well as the Trademark Security Agreement and the Copyright Security Agreement) described below.

On November 20, 2008, Goto College and Viking entered into a Pledge Agreement (the “Pledge Agreement”) whereby Goto College agreed to pledge to Viking for the benefit of the holders of the Senior Secured Notes all of the capital stock and other equity interests and security of Embark and Embark Online now or hereafter owned or acquired by Goto College.

On November 20, 2008, the Subsidiaries and Viking entered into a Security Agreement (the “Security Agreement”) whereby, among other things, each Subsidiary agreed to pledge and grant a security interest to Viking for the benefit of the holders of the Senior Secured Notes in substantially all of their assets except with respect to the bank deposit accounts of Embark and Embark Online which are not included in the grant and no security interest was provided in such bank deposit accounts.

On November 20, 2008, Embark and Viking entered into a Trademark Security Agreement (the “Trademark Agreement”) and a Copyright Security Agreement (the “Copyright Agreement”), the purpose of which was to provide Viking (for the benefit of the holders of the Senior Secured Notes) with security interests in copyrights and trademarks of Embark, as contemplated by the Security Agreement described above.

The respective descriptions of (i) the Third Amendment, (ii) the Pledge Agreement, (iii) the Security Agreement, (iv) the Trademark Agreement and (v) the Copyright Agreement are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amendment, dated as of November 20, 2008, by and among the Company, the Subsidiaries, the Buyer and Viking

10.2	Pledge Agreement, dated as of November 20, 2008, by and between Goto College and Viking

10.3	Security Agreement, dated as of November 20, 2008, by and among the Subsidiaries and Viking

10.4	Trademark Security Agreement, dated as of November 20, 2008, by and between Embark and Viking

10.5	Copyright Security Agreement, dated as of November 20, 2008, by and between Embark and Viking

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

November 21, 2008	By:	/s/ Yariv Katz
Name: Yariv Katz
Title: Vice President and General Counsel